CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made and entered into this month   effective as of _________________ between Nexus Enterprise Solutions Inc. and _______________________ (“Consultant”)

For and on consideration of the mutual covenants contained herein and other   good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Term and Termination. This Agreement shall commence on the Effective Date and shall continue for a month to month basis (the termination date being referred to as the “Expiration Date ____________________) unless earlier terminated by Consultant for any reason upon not less than ten business days notice given to the Company, Notwithstanding any such termination expense reimbursement payable to Consultant by the Company as provided herein shall be paid promptly in accordance with this Agreement. Company may terminate this Agreement upon ten business days notice for any reason. Such termination shall include immediate payments of half of the remaining contract term.

2.

Services and Records. The Company hereby engages the Consultant to provide financial review analysis, strategic and tactical analysis, skeletal action plans, and review, Investor Relations and Public relations and miscellaneous consulting services (the ”Services”). Consultant accepts such engagement and agrees to timely perform the Services fully, faithfully and in a professional manner. The scope of the Services shall be defined by the Company and shall be performed within the time frame agreed upon between the Company and Consultant. Electronic mail shall serve as an acceptable form to authorize specific tasks. Consultant agrees to be available to perform the Services as reasonably required by the Company. Consultant shall perform the Services in full compliance with all applicable laws, rules and regulations.

3.

Goals and Objectives. The general consulting goals and objectives which the Consultant and Company have agreed upon, and Consultant will aim their actions towards.  Below is the general goals and objectives which the Consultant and Company have agreed upon, and Consultant will aim their actions towards.

a.

PUBLIC RELATIONS.  Will serve as primary media consultant and handle all public relations aspects. Public relations services include but are not limited to identifying key media contacts who will best convey your company’s messages; writing news and feature materials;

negotiating news and editorial placements with print and electronic media; writing and placing articles in business or trade publications; scheduling interviews; and tracking editorial opportunities and news clippings.

4.

 THE SERVICES TO BE RENDERED BY THE CONSULTANT SHALL  UNDER NO CIRCUMSTANCES INCLUDE THE  FOLLOWING:

4.1 Any activities, which could be deemed by the Securities and Exchange Commission to constitute investment banking, or any other activities required the consultant to register as a broker-dealer or Investment Advisor under the Securities and Exchange Act of 1934.

4.2 Any activities, which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

4.3 Any placement or promotion activities.

4.4 Any legal services or activities, options, inclusive of letters, mediations, arbitrations, litigations filings ( SRO or other)

4.5 Said consultancy DOES NOT CONSTITUTES AN ATTORNEY- CLIENT RELATIONSHIP.

4.6 Said relationship does not constitute an agency relationship, nor an affiliate relationship, as Consultant is an independent contractor.

5.

Compensation. In consideration of the services to be performed hereunder, the Company agrees to remunerate “Consultant” the fee of  _____________ shares of restricted common stock of  Nexus Enterprise Solutions Inc.  These shares will be distributed on the following schedule: _________ shares on the 15th of five (5) consecutive months to be physically delivered to the consultant.

6.

Corporate Opportunity. Consultant acknowledges and agrees that any actual or potential opportunity within the area of interest of the Company, which comes to its attention at any time during the term of this Agreement, shall be made available to the Company. Such advisement of Corporate opportunities shall be non-exclusive and not creating a binding duty. Company acknowledges that Consultant may or may not be consulting with other entities, and any such relation or disclosure(s) with the Company or other entities will be that the Consultants sole discretion.

7.

Non-solicitation and Non-Disclosure.

8.1 Consultant agrees that he will not, directly or indirectly,(i) induce or  attempt  to induce any employee of the Company or of any subsidiary or affiliate of the Company to terminate such employment, unless express written permission by the Company shall be obtained first; (ii) Consultant shall not take any steps to tarnish the name or brand(s) of Company; in all cases during the term of this Agreement is on a monthly basis, month to month agreement. Consultant acknowledges and agrees that the terms of this Section 7 are fair and equitable in all respects and are reasonably necessary to protect the business and goodwill of the Company.

8.2 Consultant agrees that Consultant will not disclose any non-confidential  information that Consultant learns during the course of its affairs with Company  that effects, or may effects the market valuation of Company. Consultant will not disclose any non-public information to third parties, except in the facilitation of the ordinary course of business.

8.

Confidential Information. Consultant agrees that during the entire term of this Agreement and at all times thereafter, any confidential information or trade secrets (“Confidential Information”), identified as such or Consultant having a founded belief that such information would be considered as confidential, owned or used by the Company or any subsidiary or affiliate of the Company of whish Consultant shall acquire knowledge shall be considered and kept by Consultant as the private, privileged and proprietary records of the Company and will be divulged to or used any person except on the direct authority of the Company. Company likewise acknowledges any such Confidential Information given by Consultant, either expressly identified as Confidential Information or having a reasonable belief thereof, and agrees to keep the same confidential and will take necessary steps to keep and preserve the same. Both Parties agree that either Party shall be entitled, with or without notice, to temporary restraining orders and preliminary and permanent injunctions restraining and enjoining the party in question, any persons acting in concert with said party and any other persons having or proposed to have the use or benefit of Confidential Information or for any other breach of either Section 7 or Section 8. Confidential Information includes, without limitation, all documentation and other tangible pr intangible discoveries, ideas, concepts, software, designs, drawings, specifications, techniques, models, information, source code, object code, diagrams, flow charts, procedure, know-how, financial statements and other financial information, customer and supplier lists, tax records, personnel records, accounting procedures and other business records and information, whether similar or dissimilar to the foregoing. Confidential Information also includes any information described above which either party obtains from another person which either Party treats or designates as proprietary or confidential, whether or not owned or developed by either Party.

9.

Arbitration. Except as provided in Section 8 above, in the event of any differences, claims or disputed matters between the parties hereto arising out of this Agreement or connected herewith, the parties agree to submit such matters to arbitration by the American Arbitration Association or its successor in the FLORIDA. Either party can invoke arbitration upon ten business days’ notice to the other party. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the laws of the FLORIDA relating to arbitration. The decision of the arbitrator may be entered in a judgment in any court of the FLORIDA or elsewhere. The arbitrator shall not have the power to award consequential or exemplary damages.

10.

Indemnification. To the full extent allowed by law, the Company shall fully protect, defend, indemnify and hold the Consultant harmless against and from any and all claims, losses, damages, judgments, expenses or costs, including attorney’s fees and costs of investigation, incurred by it or to which it may become subject, resulting from breach of any term, representation, provision or condition of this Agreement.

11.

Miscellaneous.

12.1 This Agreement sets forth the understanding of the parties and      supersedes all prior written or oral understanding and agreements and may be modified only by a writing signed by all parties;

12.2  No party shall have the right to assign all or any portion of its rights, duties or obligations under this Agreement to any other person. Subject to the foregoing, all terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, personal representatives, successors and assigns of the parties hereto;

12.3  This Agreement shall be governed by and construed in accordance with the laws of the FLORIDA without regard to the conflict of  laws provisions thereof;

12.4  The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of such or any other term, covenant or condition;

12.5

In the event any party takes legal action against any other party in order to enforce the terms of this Agreement, the party in whose favor a final judgment or order is rendered shall be entitled to recover from the other party its reasonable attorney’s fees and costs to be fixed by the court or arbitrator which renders such judgment or order. Such fees and costs shall include those incurred in connection with any appeal or appeals. This paragraph shall supercede paragraph 10;

12.6 Should any term or condition of this Agreement be determined by a court of competent jurisdiction to be void or unenforceable, all other provisions of this Agreement shall remain in full force and effect and in the given jurisdiction all other jurisdictions; and

12.7  All notices required hereunder shall be deemed to have been given when in writing upon the earlier of personal delivery by courier, facsimile or other receipted delivery or three days following deposit in the United States mails by certified or registered mail, postage prepaid, to the party at the addresses set forth below. Any party hereto, by notice duly given, may change the address for the giving of notice.

12.

Remedies Not Exclusive.  The remedies provided herein are not, and shall not be, exclusive but shall be cumulative with and in addition to any other remedy, which may be available to any party hereto at law or in equity, including, but not by way of limitation, damages for any breach hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                 ________________________________                          [DATE]

                 John Limansky CEO

                 _______________________________________

[DATE]

                 [SIGNATURE] CONSULTANT